Exhibit 10.2
EMCORE CORPORATION
DIRECTORS’ COMPENSATION POLICY
(Amended Effective as of March 18, 2021)
Directors of EMCORE Corporation (the “Company”) who are not employed by the Company or one of its subsidiaries (“non-employee directors”) are entitled to the compensation set forth below for their service as a member of the Board of Directors (the “Board”) of the Company. The Board has the right to amend this policy from time to time.

Cash Compensation
All Board Members
Annual Cash Retainer	$50,000
Board Committee Chairpersons
Annual Audit Committee Chairperson Retainer	$20,000
Annual Compensation Committee Chairperson Retainer	$ 9,500
Annual Nominating Committee Chairperson Retainer	$ 8,000
Annual Strategy and Alternatives Committee Chairperson Retainer	$ 8,000
Other Board Committee Members
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Member Retainer	$ 5,000
Annual Nominating Committee Member Retainer	$ 3,000
Annual Strategy and Alternatives Committee Member Retainer	$ 3,000

3-Year Equity Compensation
3-Year Equity Award	$225,000
Chairperson 3-Year Equity Award	$127,500

Cash Compensation
Each non-employee director will be entitled to an annual cash retainer while serving on the Board in the amount set forth above (the “Annual Cash Retainer”). A non-employee director who serves as the Chairperson of the Audit Committee, the Compensation Committee, the Nominating Committee or the Strategy and Alternatives Committee of the Board will be entitled to an additional annual cash retainer while serving in that position in the applicable amount set forth above (an “Additional Committee Chair Retainer”). A non-employee director who serves as a member of the Audit Committee, the Compensation Committee, the Nominating Committee or the Strategy and Alternatives Committee of the Board (but is not Chairperson of such Board committee) will be entitled to an additional annual cash retainer while serving in that position in the applicable amount set forth above (an “Additional Committee Member Retainer”).
The amounts of the Annual Cash Retainer, Additional Committee Chair Retainer and Additional Committee Member Retainer (collectively, the “Cash Retainer”) reflected above are expressed as annualized amounts. These retainers will be paid on a quarterly basis, at the end of each quarter in arrears, and will be pro-rated if a non-employee director serves (or serves in the corresponding position, as the case may be) for only a portion of the quarter (with the proration based on the number of calendar days in the quarter that the director served as a non-employee director or held the particular position, as the case may be).
Elective Grants of Equity Awards
Any time that the Company’s trading window is open under the Company’s Executive Insider Trading Policy, a non-employee director may elect that all or a portion of his or her Cash Retainer be converted into fully vested shares of the Company’s common stock (such amount the “Exchanged Retainer”). Such election shall be made by completing the election form as the Board may prescribe from time to time (an “Election Form”) and filing such completed form with the Company during an open trading window under the Company’s Executive Insider Trading Policy. The number of shares issued pursuant to an Election Form shall be determined by dividing (i) the amount of the Exchanged Retainer for the applicable quarter by (ii) the per-share closing price of the Company’s common stock on the last trading day of the applicable quarter, with the result rounded down to the nearest whole share. Any fractional amount of the Exchanged Retainer less than the price of a share of the common stock on the payment date shall be forfeited. Any such shares issued pursuant to an Election Form shall be issued under, and subject to the terms of, the Company’s 2019 Equity Incentive Plan or any other equity compensation plan approved by the Company’s shareholders and in effect at the time of grant (the “Equity Plan”).
Equity Compensation
3-Year Equity Award and 3-Year Chairperson Equity Award
Beginning with the 2021 annual meeting of the Company’s shareholders, and continuing every three years thereafter (i.e. 2024, 2027, etc.) on the date of the applicable annual meeting of the Company’s shareholders, each non-employee director serving as a director immediately following such annual meeting will automatically be granted an award of restricted stock units (a “3-Year Equity Award”) determined by dividing (1) the 3-Year Equity Award grant value set forth above (or in the case of the Chairperson of the Board, the 3-Year Equity Award grant value set forth above plus the 3-Year Chairperson Equity Award grant value set forth above) by (2) the per-share closing price of the Company’s common stock on the date of such annual meeting (rounded down to the nearest whole unit). Each 3-Year Equity Award will vest as to 1/3 of the shares of the Company’s common stock underlying the award on each of the first three anniversaries of the grant date (or, if the Company’s annual meeting of shareholders for the applicable year occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through each such vesting date.
For each new non-employee director appointed or elected to the Board other than on the date of an annual meeting of the Company’s shareholders, on the date that the new non-employee director first becomes a member of the Board, the new non-employee director will automatically be granted a pro-rata portion of the 3-Year Equity Award (a “Pro-Rata Equity Award”) determined by dividing (1) a pro-rata portion of the 3-Year Equity Award grant value set forth above (or, in the case of a newly elected Chairperson of the Board, the 3-Year Equity Award grant value set forth above plus the 3-Year Chairperson Equity Award grant value set forth above) by (2) the per-share closing price of the Company’s common stock on the date the new non-employee director first became a member of the Board (rounded down to the nearest whole unit). The prorata portion of the 3-Year Equity Award grant value and, if applicable, 3-Year Chairperson Equity Award grant value for purposes of a Pro-Rata Equity Award will equal the 3-Year Equity Award (and, if applicable, 3-Year Chairperson Equity Award) grant value set forth above multiplied by a fraction (not greater than one), the numerator of which is 36 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of shareholders at which 3-Year Equity Awards were granted by the Company to non-employee directors (the “Vesting Months”), and the denominator of which is 36. Each Pro-Rata Equity Award will vest as follows: (a) if less than 12 months have elapsed as of the particular grant date since the Company’s last annual meeting of shareholders at which 3-Year Equity Awards were granted by the Company to non-employee directors, then a fraction (not greater than one) of the shares of the Company’s common stock underlying the award, the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of shareholders, and the denominator is the number of Vesting Months, shall vest on the first anniversary of the last annual meeting of shareholders (or, if the Company’s next annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting) and thereafter the remaining shares of the Company’s common stock underlying the award shall vest in two equal installments on each of the next two anniversaries of the initial vesting date (or, if the Company’s annual meeting of shareholders for the applicable year occurs prior to such vesting date, on the day prior to that annual meeting), in each case subject to the non-employee director’s continued service on the Board through such vesting date; (b) if at least 12 months but less than 24 months have elapsed as of the particular grant date since the Company’s last annual meeting of shareholders at which 3-Year Equity Awards were granted by the Company to non-employee directors, then a fraction (not greater than one) of the shares of the Company’s common stock underlying the award, the numerator of which is 12 minus the number of whole months that as of the particular grant date had elapsed since the Company’s last annual meeting of shareholders, and the denominator is the number of Vesting Months, shall vest on the first anniversary of the last annual meeting of shareholders (or, if the Company’s next annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting) and thereafter the remaining shares of the Company’s common stock underlying the award shall vest on the next anniversary of the initial vesting date (or, if the Company’s annual meeting of shareholders for the applicable year occurs prior to such vesting date, on the day prior to that annual meeting), in each case subject to the non-employee director’s continued service on the Board through such vesting date; and (c) if at least 24 months have elapsed as of the particular grant date since the Company’s last annual meeting of shareholders at which 3-Year Equity Awards were granted by the Company to non-employee directors, then 100% of the shares of the Company’s common stock underlying the award shall vest on the first anniversary of the last annual meeting of shareholders (or, if the Company’s next annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting), in each case subject to the non-employee director’s continued service on the Board through such vesting date.
In the event that an existing nonemployee director of the Board is appointed to serve as Chairperson of the Board other than on the date of an annual meeting of the Company’s shareholders, then such Chairperson shall be granted a Pro-Rata Equity Award determined by dividing (1) a pro-rata portion of the 3-Year Chairperson Equity Award grant value set forth above by (2) the per-share closing price of the Company’s common stock on the date the new non-employee director first became Chairperson of the Board (rounded down to the nearest whole unit) subject to the pro rata vesting terms set forth above. In the event that a non-employee director ceases to serve as Chairperson but remains a non-employee director of the Board after the date of the last annual meeting of shareholders and prior to the first anniversary of such meeting date (but remains a nonemployee director of the Board), such director shall be entitled to vest in a pro-rata portion of any outstanding unvested 3-Year Chairperson Equity Award determined as follows: (a) if less than 12 months have elapsed as since the date on which the 3-Year Chairperson Equity Awards was granted, then by multiplying (1) the number of restricted stock units subject to such 3-Year Chairperson Equity Award that remain unvested by (2) a fraction (not greater than one), the numerator of which is the number of whole months that as of such date have elapsed since the Company’s last annual meeting of shareholders(or, if less, the number of whole months since the Chairperson’s appointment to serve as Chairperson), and the denominator of which is 36 (rounded down to the nearest whole unit); (b) if at least 12 months but less than 24 months have elapsed since the date on which the 3-Year Chairperson Equity Awards was granted, then by multiplying (1) the number of restricted stock units subject to such 3-Year Chairperson Equity Award that remain unvested by (2) a fraction (not greater than one), the numerator of which is the number of whole months that as of such date have elapsed since the Company’s last annual meeting of shareholders, and the denominator of which is 24 (rounded down to the nearest whole unit); and (c) if at least 24 months have elapsed as since the date on which the 3-Year Chairperson Equity Awards was granted, then by multiplying (1) the number of restricted stock units subject to such 3-Year Chairperson Equity Award that remain unvested by (2) a fraction (not greater than one), the numerator of which is the number of whole months that as of such date have elapsed since the Company’s last annual meeting of shareholders, and the denominator of which is 12 (rounded down to the nearest whole unit); in each case subject to the non-employee director’s continued service on the Board through the vesting date.
General
Unless otherwise determined by the Board, each award of restricted stock units will be made under and subject to the terms and conditions of the Equity Plan.
Restricted stock unit awards granted under the Equity Plan are generally forfeited as to the unvested portion of the award upon the non-employee director’s termination of service as a director for any reason. However, vesting of a non-employee director’s outstanding and unvested restricted stock units will accelerate should the director’s services terminate due to the director’s death or Disability (as defined in the Equity Plan).

Expense Reimbursement
All directors will be entitled to reimbursement from the Company for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board related business.